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                                                                 Exhibit 3(i)(f)

                           COMPANIES ACTS 1963 TO 2001

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION
                                       OF
                        LOTTERY NETWORK SERVICES LIMITED



1. The name of the Company is LOTTERY NETWORK SERVICES LIMITED.

2. The objects for which the Company is established are:

(A) To carry on business as an internet service provider to lotteries and to provide information technology, internet and consultancy services; and to act as developers, manufacturers, assemblers, installers, repairers, importers, exporters, distributors, lessors and agents for the sale of and dealers in computer software, hardware and computer components and word processors, parts and accessories, as developers and distributors of computer software and word processors and all manner of computerised information systems, and as analysts researchers and advisers undertaking programming and data preparation and to act generally as trainers, contractors and consultants in all matters relating to the application or operation of computers systems, computers and word processors or computer based systems, or the purchase or sale of computer time; to carry on business of typing, book-keeping, printing, publishing and engineering consultants, as design engineers, as production planners and office designers, and as wholesale and retail dealers in and agents or representatives for office machinery, equipment, stationery and supplies of all kinds and all manner of related goods, products, processes, materials and services of any description.

(B) To carry on any other trade or business which can, in the opinion of the Board of Directors, be advantageously carried on by the Company in connection with or as ancillary to any of the above businesses or the general business of the Company, or further any of its objects.

(C) To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind for such consideration and on such terms as may be considered expedient.

(D) To erect, construct, lay down, enlarge, alter and maintain any roads, railways, tramways, sidings, bridges, reservoirs, shops, stores, factories, buildings, works, plant and machinery necessary or convenient for the Company's business, and to contribute to or subsidise the erection, construction and maintenance of any of the above.

(E) To borrow or raise or secure the payment of money for the purpose of or in connection with the Company's business, and for the purposes of or in raising of money by the Company to become a member of any building society.

(F) To mortgage and charge the undertaking and all or any of the real and personal property and assets, present or future, and all or any of the uncalled capital for the time being of the Company, and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

(G) to issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contracts or any obligations of the Company or of its customers or other persons or corporations having dealings with the Company, or in whose businesses or undertakings the Company is interested, whether directly or indirectly.

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(H) To receive money on loan upon such terms as the Company may approve, and to guarantee the obligations and contracts of any person or corporation.

(I) To make advances to customers and others with out without security, and upon such terms as the Company may approve.

(J) To grant pensions, allowances, gratuities and bonuses to officers, ex-officers, employees of the Company or its predecessors in business or the dependents or connections of such persons, to establish and maintain or concur in establishing and maintaining trusts, funds or schemes (whether contributory or non-contributory) with a view to providing pensions or other benefits for any such persons as aforesaid, their dependents or connections and to support to subscribe to any charitable funds or institutions, the support of which may in the opinion of the Directors be calculated directly or indirectly to benefit the Company or its employees, and to institute or maintain any club or other establishment or profit sharing scheme calculated to advance the interests of the Company or its officers or employees.

(K) To draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable instruments.

(L) To invest and deal with the moneys of the Company not immediately required, for the purposes of its business in or upon such investments or securities and in such manner as may from time to time be determined.

(M) To pay for any property or rights acquired by the Company, either in cash or fully or party paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or any securities which the Company has power to issue or partly in one mode and partly in another, and generally of such terms as the Company may determine.

(N) To accept payment for any property or right sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred or special rights or restriction in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

(O) To enter into any partnership or joint-purse arrangement or arrangement for sharing profits, union of interest or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company and to acquire and hold, sell, deal with or dispose of shares, stock or securities of any such company and to guarantee the contracts or liabilities of, or the payment of the dividends, interest or capital of any shares, stock or securities of and to subsidise or otherwise assist any such company.

(P) To establish, promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assts and liabilities of this Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company and to acquire and hold or dispose of shares, stock or securities of and guarantee the payment of the dividends, interest or capital of any share, stock or securities issued by or any other obligations of such Company.

(Q) To purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person, firm or company carrying on any business which this Company is authorised to carry on.

(R) To sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share profits or otherwise, grant licences, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

(S) To redeem, purchase, or otherwise acquire in such manner permitted by Law and on such terms and in such manner as the Company may think fit any shares in the Capital of the Company.

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(T) To amalgamate with any other company whose objects are to include objects similar to those of this Company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of the undertaking subject to the liabilities of this or any such other company as aforesaid with or without winding up, or by sale or purchase (for fully or party paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any such company as aforesaid, or by partnership or any arrangement or the nature of partnership, or any other manner.

(U) To distribute among the members in specie any property of the Company or any proceeds of sale or disposal of any property of the Company but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(V) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

(W) To do all such things as are incidental or conducive to the above objects or any of them. It is hereby expressly declared that each sub-clause of this clause shall be construed independently of the other sub-clauses hereof, and that none of the objects mentioned in any sub-clause shall be deemed to be merely subsidiary to the objects mentioned in any other sub-clause.

3. The liability of the members is limited.

4. The share capital of the Company is (euro)1,000,000 divided into 99,990,100 Ordinary shares of (euro)0.01 each and 9,900 "A" Ordinary shares of (euro)0.01 each having the respective rights as are set forth in the Articles of Association.

The shares in the original or any increased capital may be divided into several classes and there may be attached thereto respectively any preferential, referred or other special rights, privileges, conditions or restrictions as to dividend, capital, voting or otherwise.

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We, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names


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NAMES, ADDRESSES AND                                  NUMBER OF SHARES
DESCRIPTION OF SUBSCRIBERS                            TAKEN BY EACH SUBSCRIBER
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for and on behalf of
STEMBRIDGE LIMITED                                    NINETY-NINE

First Floor,
14-15, Parliament Street,
Dublin 2

Corporate Body




For and on behalf of
POREMA LIMITED                                        ONE

First Floor,
14-15, Parliament Street,
Dublin 2

Corporate Body

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TOTAL NUMBER OF SHARES TAKEN UP                       ONE HUNDRED
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Dated this 16th day of May, 2000


Witness to above signatures:

Joanne Browne,
Castle River House,
14/15, Parliament Street,
Dublin 2.